Exhibit 99.1

For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

Bancorp Rhode Island, Inc. Announces First Quarter 2007 Earnings of $2.2 Million

Commercial Loan Growth Continues; Expenses Decline

PROVIDENCE, R.I., April 26, 2007 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today announced net income for the first quarter of 2007 of $2.2 million. This represents a $653,000, or 43 percent, increase from net income of $1.5 million in the first quarter of 2006. The company’s diluted earnings per share (EPS) were $0.44 for the first quarter of 2007, an increase of 41 percent from diluted EPS of $0.31 in the first quarter of 2006.

GAAP earnings and GAAP EPS for the first quarter of 2006 reflected a non-recurring pre-tax loss of $868,000. Excluding the loss, operating earnings for the first quarter of 2006 were $2.1 million, or $0.43 per share. Operating earnings for the first quarter of 2007 increased 4 percent and diluted EPS increased 3 percent from the first quarter of 2006. (See reconciliation of non-GAAP financial information for pro forma net income and pro forma net income per share.)

Total deposits grew $12.2 million in the first quarter to $1.03 billion, up from $1.02 billion at year-end 2006. The company achieved year-over-year growth in all major deposit categories and quarter-over-quarter growth in NOW, savings and certificate of deposit balances.

In the first quarter of 2007, the bank’s commercial loan portfolio increased by $12.7 million to $532.5 million. This represents a 2 percent increase over $519.8 million in the fourth quarter of 2006, and a 21 percent increase over $441.5 million in the first quarter of 2006. Nonperforming loans remain at nominal levels.

Noninterest expense was $9.5 million in the first quarter of 2007, a decrease of $1.3 million from $10.8 million in the first quarter of 2006. Excluding the aforementioned non-recurring pre-tax loss of $868,000, noninterest expense decreased by $445,000, or 4 percent.

Net interest margin for the first quarter of 2007 was 2.97 percent, compared to 2.91 percent for the fourth quarter of 2006.

“Our balance sheet and earnings results clearly demonstrate the continued successful execution of our strategic plan,” said Bancorp Rhode Island, Inc. president and chief executive officer Merrill W. Sherman. “We are pleased with the outcome of the first quarter, which reflects the continued conversion of our balance sheet to a more commercial profile. Additionally, over the past 18 months, we have implemented several initiatives to reduce our overhead, and the year-over-year decline in expenses is a strong indication that our actions are producing results. We look forward to continuing to deliver value to all of our shareholders.”

In an effort to provide investors information regarding the company's results, the company has disclosed certain non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information, which may be presented by other companies.

The company’s board of directors approved a dividend of $0.15 per share. The dividend will be paid on June 6, 2007 to shareholders of record on May 16, 2007.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time on Thursday, April 26, to discuss its first quarter 2007 earnings. The conference call can be accessed by dialing toll free (888) 868-9079 or via webcast at the company's website, www.bancorprhodeisland.com.

There will be a playback of the call available until 11:59 p.m. EST on Saturday, April 28. The replay dial-in number is (877) 519-4471. When prompted, enter the conference ID number 8540016. The webcast will be archived on the "Investor Relations" page of the company's website at http://www.bancorprhodeisland.com/bri/investor_relations.asp.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches throughout Providence, Kent and Washington Counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights - unaudited

	March 31, 2007	December 31, 2006
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,483,157	$1,479,099
Total Loans and Leases	1,007,448	1,004,292
Nonperforming Loans and Leases	1,757	1,413
Allowance for Loan and Lease Losses (ALLL)	12,438	12,377
ALLL to Nonperforming Loans and Leases	707.91%	875.94%
ALLL to Total Loans and Leases	1.23%	1.23%
Total Deposits	1,028,612	1,016,423
Total Shareholders’ Equity	115,357	112,085

Book Value Per Share	$23.83	$23.39
Tangible Book Value Per Share	$21.49	$21.03

	Quarter Ended March 31,
	2007	2006
(Dollars in millions)

Average Balance Sheet Data:

Average Total Assets	$1,458	$1,439
Average Total Loans and Leases	999	956
Average Total Interest-bearing Liabilities	1,149	1,142
Average Total Equity	113	105

	Quarter Ended March 31,
	2007	2006
(Dollars in thousands,
	except per share data)
Statement of Operations Data:

Interest Income	$21,102	$19,395
Interest Expense	10,874	8,345
Net Interest Income	10,228	11,050
Provision for Loan and Lease Losses	100	267
Noninterest Income	2,562	2,305
Noninterest Expense	9,511	10,824
Income Before Taxes	3,179	2,264
Income Taxes	1,001	739
Net Income	$2,178	$1,525

Data Per Common Share:

Earnings Per Common Share – Basic	$0.45	$0.32
Earnings Per Common Share – Diluted	$0.44	$0.31
Average Common Shares Outstanding – Basic	4,815,307	4,746,343
Average Common Shares Outstanding - Diluted	4,961,867	4,906,329

Selected Operating Ratios:

Net Interest Margin	2.97%	3.25%
Return on Assets	0.61%	0.43%
Return on Equity	7.79%	5.89%
Efficiency Ratio(1)	74.36%	81.05%

_________________________

(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets - unaudited

	March 31, 2007	December 31, 2006
	(In thousands)
ASSETS:
Cash and due from banks	$21,170	$24,469
Overnight investments	35,409	37,295
Total cash and cash equivalents	56,579	61,764
Investment securities available for sale (amortized cost of $121,221 and $104,266 at March 31, 2007 and December 31, 2006, respectively)	120,481	103,425
Mortgage-backed securities available for sale (amortized cost of $232,895 and $244,258 at March 31, 2007 and December 31, 2006, respectively)	230,174	240,462
Total available for sale securities	350,655	343,887
Stock in Federal Home Loan Bank of Boston	15,671	16,530
Loans and leases receivable:
Commercial loans and leases	532,452	519,790
Residential mortgage loans	258,981	263,945
Consumer and other loans	216,015	220,557
Total loans and leases receivable	1,007,448	1,004,292
Less allowance for loan and lease losses	(12,438)	(12,377)
Net loans and leases receivable	995,010	991,915
Premises and equipment, net	14,806	13,736
Goodwill	11,317	11,317
Accrued interest receivable	6,910	6,755
Investment in bank-owned life insurance	23,400	23,148
Prepaid expenses and other assets	8,809	10,047
Total assets	$1,483,157	$1,479,099
LIABILITIES:
Deposits:
Demand deposit accounts	$181,513	$200,282
NOW accounts	79,002	70,736
Money market accounts	6,697	6,991
Savings accounts	371,105	356,707
Certificate of deposit accounts	390,295	381,707
Total deposits	1,028,612	1,016,423
Overnight and short-term borrowings	51,602	56,341
Wholesale repurchase agreements	10,000	20,000
Federal Home Loan Bank of Boston borrowings	242,176	242,198
Subordinated deferrable interest debentures	18,558	18,558
Other liabilities	16,852	13,494
Total liabilities	1,367,800	1,367,014
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,845,821 shares and 4,792,380 shares, respectively	48	48
Additional paid-in capital	69,236	67,960
Treasury stock, at cost (5,000 shares at March 31, 2007)	(223)
Retained earnings	48,545	47,091
Accumulated other comprehensive (loss) income, net	(2,249)	(3,014)
Total shareholders’ equity	115,357	112,085
Total liabilities and shareholders’ equity	$1,483,157	$1,479,099

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets - unaudited

	Three Months Ended March 31,
	2007	2006
	(In thousands, except per share data)
Interest and dividend income:
Commercial loans and leases	$9,479	$7,685
Residential mortgage loans	3,501	4,082
Consumer and other loans	3,352	3,062
Mortgage-backed securities	2,869	2,654
Investment securities	1,333	1,671
Overnight investments	287	30
Federal Home Loan Bank of Boston stock dividends	281	211
Total interest and dividend income	21,102	19,395
Interest expense:
NOW accounts	101	103
Money market accounts	38	38
Savings accounts	2,472	1,377
Certificate of deposit accounts	4,440	2,968
Overnight and short-term borrowings	667	315
Wholesale repurchase agreements	196	189
Federal Home Loan Bank of Boston borrowings	2,591	3,007
Subordinated deferrable interest debentures	369	348
Total interest expense	10,874	8,345
Net interest income	10,228	11,050
Provision for loan and lease losses	100	267
Net interest income after provision for loan and lease losses	10,128	10,783
Noninterest income:
Service charges on deposit accounts	1,316	1,187
Commissions on leases originated for others	342	62
Income from bank-owned life insurance	251	179
Loan related fees	155	144
Commissions on nondeposit investment products	120	312
Commissions on loans originated for others	45	23
Other income	333	398
Total noninterest income	2,562	2,305
Noninterest expense:
Salaries and employee benefits	5,262	5,507
Occupancy	906	873
Data processing	704	737
Professional services	652	416
Marketing	373	340
Equipment	333	379
Loan servicing	193	198
Loan workout and other real estate owned expense	9	143
Loss on note receivable	--	868
Other expenses	1,079	1,363
Total noninterest expense	9,511	10,824
Income before income taxes	3,179	2,264
Income tax expense	1,001	739
Net income	$2,178	$1,525
Per share data:
Basic earnings per common share	$0.45	$0.32
Diluted earnings per common share	$0.44	$0.31

Average common shares outstanding – basic	4,815,307	4,746,343

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations - unaudited

Average common shares outstanding – diluted	4,961,867	4,906,329

BANCORP RHODE ISLAND, INC.

Reconciliation Table

Non-GAAP Financial Information – unaudited

(In thousands, except per share data)	Quarter Ended March 31, 2006
Net income (GAAP)	$1,525
Adjust for non-recurring loss, net of tax	564
Pro forma net income	$2,089

Diluted earnings per share (GAAP)	$0.31
Effect of non-recurring, net of tax	0.12
Pro forma diluted earnings per share	$0.43

Selected operating ratios:	Quarter Ended March 31, 2006

	Return on Assets	Return on Equity	Efficiency Ratio
GAAP ratios	0.43%	5.89%	81.05%
Effect of insurance proceeds, net of tax	0.16%	2.17%	-6.50%
Pro forma ratios	0.59%	8.06%	74.55%